EXHIBIT 5.1
                              THE LAW OFFICES OF
                             THOMAS C. COOK, LTD.
                        2921 N. Tenaya Way, Suite 234,
                             Las Vegas, NV  89128
                           Telephone: (702) 952-8520
                       Facsimile:  (702)  (702) 952-8521


November 17, 2004



IT&E International Group
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:


We are acting as counsel for IT&E International Group, a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the "Act") of 11,200,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of the Company, all of which are to be offered and sold by certain stockholders of the Company (the "Selling stockholder") (Such Registration Statement is herein referred to as the "Registration Statement.")

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling stockholder to the extent issuable upon conversion of the secured convertible term note and exercise of the warrant held by the Selling stockholder, when issued in accordance with the conversion and exercise provision of such note and warrant, will be duly authorized and legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the general corporation law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Thomas C. Cook
-------------------------------
    Thomas C. Cook, Esq.